Exhibit 10.6
CENTEX CORPORATION LONG TERM INCENTIVE PLAN
(Amended and Restated Effective January 1, 2008)
1. Objectives
     The Centex Corporation Long Term Incentive Plan (the “Plan”) is designed to retain selected employees of Centex Corporation and all subsidiaries, partnerships and affiliates of Centex Corporation with regard to which Centex Corporation owns, directly or indirectly, at least 80% of the ownership interest therein, and reward them for making significant contributions to the success of Centex Corporation. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a financial interest in the growth and performance of Centex Corporation. The Plan shall not constitute a “qualified plan” subject to the limitations of Section 401(a) of the Internal Revenue Code of 1986, as amended, nor shall it constitute a “funded plan” for purposes of such requirements. This Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded to plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of highly compensated employees.
     The Plan and Awards granted hereunder are intended to comply with or be exempt from the requirements of Code Section 409A, and shall be interpreted and administered in a manner consistent with those intentions. Any provision of this Plan to the contrary notwithstanding, Grandfathered Awards shall not be governed by the provisions of this amended and restated Plan but instead shall continue to be governed by the provisions of the Plan as in effect on December 31, 2007.
2. Definitions
     As used herein, the terms set forth below shall have the following respective meanings:
     “Act” means the Securities Exchange Act of 1934, as amended.
     “Administrator” means the Compensation and Management Development Committee of the Board.
     “Affiliate” means any direct or indirect subsidiary or parent of Centex Corporation and any partnership, joint venture, limited liability company or other business venture or entity in which Centex Corporation owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Administrator in its sole and absolute discretion (such determination by the Administrator to be conclusively established by the grant of an Award by the Administrator to an officer or employee of such an entity); provided, however, that any such entity shall be considered an Affiliate only if the entity would be aggregated and treated as a single employer with Centex Corporation under Code Section 414(b) (controlled group of corporations) or Code Section 414(c) (group of trades or businesses under common control), as applicable.

     “Award” means an award of Deferred Stock granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan, and does not include a Grandfathered Award.
     “Award Agreement” means a written agreement between Centex Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
     “Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election filed with the Administrator as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Administrator, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.
     “Board” means the Board of Directors of Centex Corporation as the same may be constituted from time to time.
     “Centex Corporation” means Centex Corporation, a Nevada corporation, or any successor thereto.
     “Change in Control” shall be deemed to have taken place if:
     (a) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares of Centex Corporation having 50% or more of total number of votes that may be cast for the election of directors of Centex Corporation; or
     (b) as a result of, or in connection with, a contested election for directors, persons who were directors of Centex Corporation immediately before such election shall cease to constitute a majority or the Board;
provided, however, that as to any Award under this Plan that is subject to Code Section 409A, no “Change in Control” shall be deemed to have occurred with respect to Section 8 unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations and other guidance thereunder.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.
     “Company” means each of Centex Corporation and every Affiliate.

     “Deferred Stock” means a right to receive at Payout the number of Shares covered by an Award, subject to the terms of this Plan and the Award Agreement. Deferred Stock does not represent any actual legal or beneficial interest in Centex Corporation.
     “Disability” means a disability that entitles the Participant to benefits under the long-term disability insurance plan or program sponsored by the Company which covers the Participant, provided that with respect to Awards that are subject to Code Section 409A, the Participant must also meet one of the following conditions:
     (a) the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
     (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employing Company.
     “Employment” means employment with a Company.
     “Expiration Date” means, as to an Award, that date which is seven years past the Grant Date of such Award or such other period as the Administrator may determine.
     “Fair Market Value” means, as of a particular date, (A) if Shares are listed on a national securities exchange, the closing price per Share, as reported on the consolidated transaction reporting system for the New York Stock Exchange or such other national securities exchange on which Shares are listed that is at the applicable time the principal market for the Shares, or any other source selected by the Administrator, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (B) if Shares are not so listed, the mean between the closing bid and asked price of Shares on that date, or, if there are no quotations available for such date, on the last preceding date on which such a quotation was reported, as reported on a recognized quotation system selected by the Administrator, or, if not so reported, then as reported by The Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), or (C) at the discretion of the Administrator, the value of Shares determined in good faith by the Administrator. Any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.
     “Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week.
     “Grandfathered Awards” means all Awards made pursuant to the Plan that were earned and vested on or before December 31, 2004. Grandfathered Awards are subject to the provisions of the second paragraph of Section 1.

     “Grant Date” means the date an Award is made to a Participant hereunder, which will be April 1 of the year in which such Award is made, or any other date selected by the Administrator.
     “Participant” means an employee of a Company to whom an Award has been made under this Plan.
     “Payout” means the distribution of vested Deferred Stock under the Plan.
     “Payout Date” means the date an Award becomes payable pursuant to Section 8.
     “Plan” means this Centex Corporation Long Term Incentive Plan, as set forth herein and as may be amended from time to time.
     “Share” means a share of Centex Corporation’s present twenty-five cents ($0.25) par value common stock and any share or shares of capital stock or other securities of Centex Corporation hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.
     “Separation from Service” means a termination of services provided by a Participant to his or her Employer (as defined below), whether voluntarily or involuntarily, as determined by the Administrator in accordance with Treasury Regulation § 1.409A-1(h).  In determining whether a Participant has incurred a Separation from Service, the following provisions shall apply:
     (a) Except as otherwise provided in this definition, a Separation from Service will occur when the Participant has experienced a termination of employment with the Employer.  A Participant will be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 33 1/3% of the average level of bona fide services performed by the Participant (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).
       If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer will be treated as continuing, provided that the period of the leave of absence does not exceed 6 months, or if longer, so long as the Participant has a right to reemployment with the Employer under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not have a right to reemployment under an applicable statute or by contract, the employment relationship will be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period.  In applying the provisions of this paragraph, a leave of absence will be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.
     (b) For a Participant who provides services to an Employer as both an employee and an independent contractor, a Separation from Service generally will not occur until the Participant has ceased providing services for the Employer both as an employee and as an independent contractor as determined in accordance with the provisions set forth in subparagraphs (a) and (b) of this definition, respectively. Except as otherwise provided herein, in the case of an independent contractor a Separation from Service will occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Employer, provided that the expiration of such contract or contracts is determined by Centex Corporation to constitute a good-faith and complete termination of the contractual relationship between the Participant and the Employer.  If a Participant ceases providing services for an Employer as an employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for the Employer in both capacities, as determined in accordance with the applicable provisions set forth in subparagraphs (a) and (b) of this definition.
     Notwithstanding the foregoing provisions in this subparagraph, if a Participant provides services for an Employer as both an employee and as a member of the board of directors of an Employer, to the extent permitted by Treasury Regulation § 1.409A-1(h)(5), the services provided by the Participant as a director will not be taken into account in determining whether the Participant has experienced a Separation from Service as an employee.
     (c) In addition, notwithstanding the provisions of this definition, where as part of a sale or other disposition of substantial assets by an Employer to an unrelated buyer, a participant would otherwise experience a Separation from Service as defined above, the Employer and the buyer shall retain the discretion to specify, and may specify, that a participant performing services for an Employer immediately before the asset purchase transaction and providing services to the buyer after and in connection with the asset purchase transaction shall not experience a Separation from Service for purposes of this Plan and the participant shall be bound by same, provided that such transaction and the specification meet the requirements of Code Section 409A.
     (d) For purposes of this definition, “Employer” means:
     (i) The entity for whom the Participant performs services and with respect to which the legally binding right to an Award or Payout under an Award arises; and
     (ii) All other entities with which the entity described in subparagraph (d)(i) of this definition would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (group of trades or businesses under common control), as applicable. To identify the group of entities described in the preceding sentence, an ownership threshold of 50% shall be used as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 and the regulations thereunder for determining a controlled group of corporations under Code Section 414(b), and (B) Treasury Regulation § 1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).
     “Specified Employee” means any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined by Centex Corporation in accordance with Treasury Regulation § 1.409A-1(i).
     “Termination Date” means the last date on which the Participant is carried on a Company’s payroll as an employee.
     “Vested Retirement” means the voluntary termination by a Participant who is a Full Time Employee of all Employment at any time after the Participant is age 55 or older, completes at least 10 Years of Service and the sum of age and Years of Service with one or more Companies equals at least 70. In no event will the Plan’s Vested Retirement provisions apply to Awards made on or after April 1, 2006.
     “Years of Service” means the Participant’s years of employment with a Company. A Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with a Company, provided that the Participant continues to be employed by a Company on such anniversary date.
3. Eligibility
     Only highly compensated employees of a Company are eligible for Awards under this Plan, as determined in the sole discretion of the Administrator. The Administrator shall select the Participants in the Plan from time to time as evidenced by the grant of Awards under the Plan.
4. Plan Administration
     The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. The Administrator shall determine all terms and conditions of the Awards. The Administrator may, in its discretion, after considering tax and other potential legal implications, accelerate the vesting or Payout of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not materially adverse to the Participant holding the Award or (ii) consented to by such Participant; provided, however, that the Payout Date for an Award may be deferred only as provided in paragraph 8(b) of this Plan. The Administrator may delegate to one or more employees of Centex Corporation the performance of non-discretionary functions under this Plan, including distributions of Payouts.

5. Awards
     (a) The granting of Awards under this Plan shall be entirely discretionary, and nothing in this Plan shall be deemed to give any employee of a Company any right to participate in this Plan or to be granted an Award.
     (b) Awards shall be granted to Participants at such times, and subject to paragraph 5(d) below, in such amounts as the Administrator, in its sole and absolute discretion, shall determine. No credit for cash dividends on Deferred Stock will be allowed (or accrued) prior to Payout.
     (c) The term of an Award shall run from the Grant Date to the Payout Date as described in Section 8 below or forfeiture as described in Section 7 below.
     (d) The maximum number of Shares that may be awarded under this Plan, subject to Section 13 below, is 1,110,995. As of March 31, 2006 a total of 123,379 shares were available to be awarded.
     (e) If an Award is forfeited, the number of Shares with respect to which such Award shall not have been exercised prior to its forfeiture may again be awarded pursuant to the provisions hereof.
6. Vesting of Awards
     (a) Unless different terms are set by the Administrator, an Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Award to vest.
     (b) A Participant’s Award shall be fully vested, irrespective of the limitations set forth in subparagraph (a) above, in the event of (i) a Change in Control, as provided for in Section 13 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such Change in Control or (ii) for Awards granted prior to April 1, 2006, Vested Retirement of the Participant.
7. Forfeiture of Awards
     If a Participant’s Employment is terminated other than through Vested Retirement with respect to Awards granted prior to April 1, 2006, the Participant shall forfeit his or her Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date.
8. Payouts of Awards
     (a) Automatic Payout on Vesting Dates. Except as otherwise provided in Section 8(b) or an Award Agreement, the Payout Date for an Award will be the date on which the payment is no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A;

provided, however, that Payout may be made at a later date for administrative reasons to the extent permitted by Code Section 409A; provided, further, that the Participant shall not be permitted, directly or indirectly, to designate the calendar year of Payout.
     (b) Deferred Payout. With the approval of the Administrator, the Payout Date for an Award may be deferred and Payout may be made in the form of a lump-sum payment. The Administrator may permit selected Participants to elect to defer the Payout Date in accordance with the provisions of this Section 8(b) and such other procedures as may be established by the Administrator. The Administrator also may specify in an Award Agreement or the terms of the Award that the Payout Date for an Award will be deferred. Any Award with a deferred Payout Date, whether elected by the Participant or specified by the Award Agreement or the terms of the Award, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide. Any such deferral will be made in accordance with the following:
     (i) Initial Deferral Elections by Participants. Except as otherwise provided in this subparagraph (b), the Participant must make a written, irrevocable election as to deferral of the Payout Date for the Award and the time and form of the Payout on or before the deadline established by the Administrator, which shall be no later than:
     (A) December 31st of the calendar year preceding the calendar year during which the Participant will commence performing the services giving rise to the Award subject to the deferral election; or
     (B) for the first year in which the Participant becomes eligible to participate in the Plan, 30 days after the date the Participant first becomes eligible to participate in the Plan, provided that such an election will only be effective with respect to the portion of the Award related to services performed after the election.
     (ii) Initial Participant Deferral Elections for Performance-Based Compensation. In the event that the Administrator determines that a deferral election may be made with respect to an Award that is Performance-Based Compensation (as defined below), an eligible Participant may make a written, irrevocable election as to deferral of the Payout Date for the Award and the time and form of the Payout on or before the deadline established by the Administrator, which shall not be later than 6 months before the end of the performance period.
     For purposes of this subparagraph, “Performance-Based Compensation” means an Award, the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Administrator in accordance with Treasury Regulation § 1.409A-1(e).  Performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.

     For a Participant to be eligible to make a deferral election in accordance with this subparagraph (ii), the Participant must have performed services continuously from the later of (A) the beginning of the performance period for the Performance-Based Compensation or (B) the date upon which the performance criteria with respect to the Performance-Based Compensation are established, through the date on which the Participant makes the deferral election.  In addition, in no event may a deferral election under this subparagraph be made after the Performance-Based Compensation has become readily ascertainable within the meaning of Treasury Regulation § 1.409A-2(a)(8).
     (iii) Initial Participant Deferral Elections for Fiscal Year Compensation. In the event that the Administrator determines that a deferral election may be made with respect to an Award that is Fiscal Year Compensation (as defined below), the Participant may make a written, irrevocable election as to the deferral of the Payout Date for the Award and the time and form of the Payout on or before the deadline established by the Administrator, which shall not be later than the close of the Employer’s fiscal year immediately preceding the first fiscal year in which any services are performed for which the Award is payable.  For purposes of this subparagraph (iii), the term “Fiscal Year Compensation” means an Award relating to a period of service coextensive with one or more consecutive fiscal years of a Company, of which no amount is paid or payable during the fiscal year(s) constituting the period of service.
     (iv) Initial Participant Deferral Elections for Short-Term Deferrals. If a Participant has a legally binding right to an Award under the Plan or a Payout under an Award in a subsequent calendar year that, absent a deferral election, would be treated as a short-term deferral within the meaning of Treasury Regulation § 1.409A-1(b)(4) and the Administrator determines that a deferral election may be made with respect to the Award, the Participant may make a written, irrevocable election to defer the Payout Date for the Award in accordance with the requirements of subparagraph (vii) of this paragraph 8(b), applied as if the Award provided for a deferral of compensation and the scheduled Payout Date or Dates were the date(s) the substantial risk of forfeiture lapses. The Administrator may provide in the deferral election that the deferred Payout Date will be payable upon a Change in Control without regard to the five-year additional deferral requirement in subparagraph (vii) of this Section 8(b).
     (v) Initial Participant Deferral Elections for Compensation Subject to a Risk of Forfeiture. If a Participant has a legally binding right to an Award under the Plan or Payout under an Award in a subsequent year and Payout of or under the Award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Administrator may permit the Participant to make a written, irrevocable election to defer the Payout Date no later than the 30th day after the Participant obtains the legally binding right, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treasury Regulation § 1.409A-2(a)(5). For purposes of this subparagraph, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date the Participant obtains the legally binding right merely because the condition immediately lapses upon Disability or death of the Participant or upon a Change in Control. However, if the Participant’s Disability or death or a Change in Control event occurs before the end of such 12-month period, a deferral election under this subparagraph will be effective only if it would be permissible under another subparagraph of this Section 8(b).
     (vi) Deferrals by Administrator. If an Award is made that provides for the deferral of compensation for services performed during a Participant’s taxable year and the Participant is not given an opportunity to elect the time or form of Payout of such Award, the Administrator must designate the Payout Date and the form of Payout no later than the time the Participant first has a legally binding right to the Award or, if later, the time the Participant would be required under this Section 8(b) to make such an election if the Participant were provided such an election.
     (vii) Subsequent Participant Deferral Elections. Notwithstanding the foregoing provisions of this Section 8(b), with approval of the Administrator, a Participant may elect to further delay the Payout Date for an Award or change the form of Payout if:
     (A) the election will not take effect until at least 12 months after the date on which the election is made;
     (B) for any Payout not made on account of death or Disability, the Payout Date is deferred for a period of not less than five years from the date Payout would otherwise have been paid and not later than the Expiration Date; and
     (C) any election related to a Payout to be made at a specified time or pursuant to a fixed schedule must be made not less than 12 months before the Payout Date is scheduled to occur.
Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Administrator may permit Participants to make new payment elections on or before December 31, 2008, with respect to the time and/or form of payment in respect of an Award, provided that the election applies only to amounts that would not otherwise be payable in year the election is made and does not cause an amount to be paid in the year the election is made that would not otherwise be payable in that year.
     (viii) Acceleration of Payout. Notwithstanding any provision of this Plan, an Award Agreement or a deferral election to the contrary, the Administrator, in its discretion, may accelerate Payout of an Award in accordance with the provisions of Treasury Regulation § 1.409A-3(j)(4)(ii) through (xiv).
     (ix) Delay of Payout. Notwithstanding any provision of this Plan, an Award Agreement or a deferral election to the contrary, Payout of an Award may be delayed by the Administrator under the circumstances described in Treasury Regulation § 1.409A-2(b)(7), provided that the Administrator treats all Payouts to similarly situated Participants on a reasonably consistent basis.

     (c) Permissible Payment Events/Times. The Administrator may specify any one or more of the following as an event upon or a time at which the Payout Date for the vested portion of an Award may occur pursuant to a deferral election under Section 8(b): (i) Separation from Service, (ii) Disability, (iii) death, (iv) a specified date or pursuant to a fixed schedule, or (v) a Change in Control. The Administrator may provide for a Payout Date upon the earliest or latest of more than one such event or time. Notwithstanding the foregoing, the Payout Date may not occur later than the Expiration Date.
9. Time and Form of Payout
     As soon as practicable following a determination that Payout of a Participant’s Award shall be made as described in Section 8, but not later than five business days after the required Payout Date, Centex Corporation shall make a Payout to the Participant; provided, however, that Payout may be made at a later date for administrative reasons to the extent permitted by Code Section 409A; provided, further, that the Participant shall not be permitted, directly or indirectly, to designate the calendar year of Payout. Payouts shall be made in Shares except that no fractional shares will be issued and in lieu thereof cash will be paid to the Participant.
     Any provision of the Plan to the contrary notwithstanding, if an Award provides for a deferral of compensation under Code Section 409A and the Participant is a Specified Employee as of the date of his or her Separation from Service, no Payout on account of the Participant’s Separation from Service may be made with respect to such Participant before the date that is six months after the Participant’s Separation from Service (or, if earlier than the end of the six-month period, the date of the Participant’s death). In such case, any Payout that would be made within such six-month period will be accumulated and paid in a single lump sum on the earliest business day that complies with the requirements of Code Section 409A.
10. Delivery of Share Certificates
     As promptly as may be administratively practicable following a Payout, Centex Corporation shall make delivery of one or more Share certificates, and, at the election of the Participant, either by delivery of a physical certificate or an electronic transfer to a broker, for the appropriate number of Shares.
11. Tax Withholding
     Centex Corporation shall deduct applicable taxes with respect to any Award or Payout and withhold, at the time of vesting, Award or Payout, as appropriate, a number of Shares, based on the Fair Market Value on such date, for payment of taxes required by law.
12. Non-Assignability
     Unless otherwise determined by the Administrator, no Award or Payout or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order. The Administrator may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 12 shall be null and void.
13. Changes in Shares and Certain Corporate Transactions
     (a) In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares available for Awards under this Plan, and (ii) the number of Shares covered by outstanding Awards, shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Centex Corporation, any consolidation or merger of the Centex Corporation with another corporation or entity, the adoption by the Centex Corporation of any plan of exchange affecting Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Board shall make appropriate adjustments to (i) the number of Shares available for Awards under this Plan, and (ii) the number of Shares covered by outstanding Deferred Awards, to reflect such transaction; provided that such adjustment under (ii) shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
     Except as is otherwise expressly provided herein, the issuance by Centex Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Centex Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards granted under the Plan. Furthermore, the presence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of Centex Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in Centex Corporation’s capital structure or its business, including the issuance of capital stock; (ii) any merger or consolidation of Centex Corporation; (iii) any issuance by Centex Corporation of debt securities or preferred or preference stock which would rank above the Shares subject to outstanding Awards granted under the Plan; (iv) the dissolution or liquidation of Centex Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of Centex Corporation; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) Notwithstanding anything to the contrary above, a dissolution or liquidation of Centex Corporation, a merger (other than a merger effecting a reincorporation of Centex Corporation in another state) or consolidation in which Centex Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of Centex Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of Centex Corporation and their proportionate interests therein immediately prior to the transaction), a transaction in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of Centex Corporation, or a Change in Control shall cause every Award then outstanding to become fully vested immediately prior to such dissolution, liquidation, merger, consolidation, transaction, or Change in Control event, without regard to the determination as to the periods and installments of vesting contained in the Agreements if (and only if) such Awards have not at that time expired or been terminated. Payout of Awards that vest under this Section 13(b) shall be made in accordance with Sections 8 and 9 of this Plan. Notwithstanding the foregoing provisions of this paragraph, in the event of such dissolution, liquidation, merger, consolidation, transaction, or Change in Control, the Board may completely satisfy all obligations of Centex Corporation and its Affiliates with respect to any Award that is not subject to Code Section 409A and outstanding on the date of such event by delivering to the Participant cash in an amount equal to the Fair Market Value of such Shares on the date of such event, such payment to be made within a reasonable time but no later than 60 days after such event; provided, however, that this sentence shall apply only if a Payout Date occurs upon a Change in Control with respect to a Participant in accordance with Section 8.
14. Plan Year
     The Plan, as amended and restated, shall be effective as of October 1, 2001 and will continue in effect until the Administrator terminates the same. The Plan year will be April 1 through March 31 while this Plan is in effect.
15. Requirements of Law
     Notwithstanding anything herein to the contrary, Centex Corporation shall not be required to issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or Centex Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any issuance of Shares under any Award, Centex Corporation may require such agreements or undertakings, if any, as Centex Corporation may deem necessary or advisable to ensure compliance with any such law or regulation.
16. Amendment, Suspension or Termination
     The Board may amend, suspend or terminate the Plan at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, suspension or termination shall be made that would impair the rights of any Participant as to a vested Award previously granted to such Participant without his or her written consent.
17. Unfunded Plan
     This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants representing Awards, any such accounts shall be used merely as a bookkeeping convenience. Centex Corporation shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall Centex Corporation, the Board or the Administrator (or any delegate thereof) be deemed to be a trustee of any Awards to be granted under this Plan. Any liability or obligation of Centex Corporation to any Participant with respect to a grant of Awards under this Plan shall be based solely upon any contractual obligations that may be created under this Plan, and no such liability or obligation of Centex Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of Centex Corporation. None of Centex Corporation or any other Company, the Board or the Administrator (or any delegate thereof) shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     Notwithstanding the foregoing, upon the occurrence of a Change in Control, each Company whose employees are Participants with respect to whom a Payout Date does not occur as a result of the Change in Control with respect to any outstanding Awards shall, as soon as possible, but in no event longer than 15 days following the Change in Control, make an irrevocable contribution to a trust established by Centex Corporation in an amount sufficient to fully pay the entire benefit to which each such Participant employed by such Company would be entitled pursuant to the terms of this Plan as of the date on which such Change in Control occurs. In its sole discretion, Centex Corporation may establish such a trust at any time prior to a Change in Control and may make contributions to such trust in Shares or in cash which would be used to acquire Shares to transfer to such Participant. Any such trust shall be designed to assist Centex Corporation in satisfying its obligations under this Plan; but it shall remain subject to the claims of its creditors.
18. No Employment Guaranteed
     No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with a Company.
19. No Stockholder Rights
     A Participant shall have no rights as a holder of Shares with respect to Awards granted hereunder. In particular, no Award shall entitle a Participant to be considered a holder of Shares or to have any rights to dividends or other distributions made to holders of Shares prior to the Payout of such Award.
20. Governing Law
     This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.
21. Indemnification
     Neither the members of the Board, any member of the Compensation and Management Development Committee, acting in the capacity of Administrator, nor any delegates of the Administrator, shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it, and the members of the Board and the Compensation and Stock Option Committee (or its delegate) shall be entitled to indemnification and reimbursement by Centex Corporation in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.
22. Release
     Any issuance or transfer of Shares to a Participant or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Administrator may require any Participant or legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.